AMENDMENT AGREEMENT



          AMENDMENT AGREEMENT dated December 31, 1996 to the

Amicon Worldwide Purchase and Sale Agreement dated November 18,

1996 between W. R. Grace & Co.-Conn. ("Grace") and Millipore

Corporation ("Buyer").

          WHEREAS, Grace and Buyer have entered into the Amicon

Worldwide Purchase and Sale Agreement dated November 18, 1996,

providing for the sale by Grace and its subsidiaries of their

Amicon bioseparations business to Buyer and its subsidiaries (the

"Purchase Agreement");

          WHEREAS, pursuant to Section 19.06, Grace and Buyer

hereto wish to amend certain provisions of the Purchase

Agreement,

          NOW, THEREFORE, in consideration of the premises and

the mutual covenants and agreements contained herein, the parties agree that the Purchase Agreement is hereby amended as follows:

          1.  Except as otherwise specifically provided herein,

all capitalized terms used herein shall have the respective

meanings given to them in the Purchase Agreement.

          2.  The definition of "Irish Subject Assets" contained

in Exhibit 3 is amended by adding a new clause (E) immediately after clause (D) as follows:

          ", and (E) amounts receivable from Amicon Germany and Seller-U.S."


          1.  The definition of U.S. Excluded Liabilities is

amended by adding ", and (viii) amounts payable to Amicon

Ireland."

          2.  The definition of "Buyer Ireland" is amended by

replacing "Millipore Dublin International Finance Company" with

"Vermeer."

          3.  The definition of "Buyer Netherlands" is amended by

replacing "Millipore International Holding Company B.V." with

"Millipore B.V."

          4.  The Scheduled Closing Date and the Closing Date

shall be the date of this Amendment Agreement.

          5.  Buyer hereby designates Millipore (U.K.) Limited

("Buyer U.K.") as its designee to purchase the Amicon U.K.

Shares, Millipore G.m.b.H. ("Buyer Germany") as its designee to purchase the Amicon Germany Shares and Millipore (Canada) Ltd.

("Buyer Canada") as its designee to purchase the Amicon Canada

Shares.  Buyer hereby designates Millipore Investment Holdings

Limited to be the purchaser of all intellectual property of the

Subject Business owned by Seller-U.S. or Grace, including but not limited to the right to enter into the Patent License Agreements and the Trademark License Agreement as contemplated by Section

3.05.

          6.  The definition of "Buying Companies" is amended to

add Buyer Germany, Buyer U.K., Buyer Canada and Millipore

Investment Holdings Limited.

          7.  The schedule to Section 2.04 is deleted and

replaced with Schedule 2.04 attached hereto.

          8.  Section 3.07 is deleted and replaced with the

following:

          "The parties best estimate of the Total Purchase Price after giving effect to the adjustments to be made under
          Article 4, is $122,100,000. Such estimated Total Purchase Price shall be paid as follows: (a) at the Closing, Buyer shall pay to Grace, as agent for Seller-U.S., $6,500,000 in immediately available funds by wire transfer to Grace's account #016-001257 at The Chase Manhattan Bank, ABA # 021-000-021, (b) at the Closing, Buyer, for itself and as agent for the other Buying Companies (other than Buyer Japan), shall issue to Grace, on behalf of itself and as agent for the other Selling Companies (other than Grace Japan), a promissory note due January 2, 1997, in form and substance satisfactory to Grace, in the principal amount of $112,808,000 bearing interest at a rate of 6% per annum,, and (c) on January 6, 1997, Buyer Japan shall pay to Grace Japan in immediately available funds in Japanese Yen, to Grace Japan's account at Sakura Bank, Atsugi Branch, Current Account No.595-5640338 (Address: 2-3-5 Nakamachi Atsugi-shi Kanagawa-ken, Japan 243, Tel. No. 81-462-24-3731), the Japanese Yen equivalent of $2,792,000 translated into Japanese Yen using the exchange rate on the Closing Date as reported in the Wall Street Journal. The obligations of Buyer and Buyer Japan under clauses (b) and (c) shall be secured by irrevocable of letters of credit issued by The First National Bank of Boston in favor of Grace or its designee(s) in the amounts of $112,808,000 and $2,792,000, respectively.


          9.  A new Section 3.11 is added as follows:

               "3.11 Passage of Title. Title to each of the Amicon Canada Shares, the Amicon Germany Shares and the Amicon U.K. Shares shall pass within the United States without the contingency of any event to take place outside of the United States."


          10.  The first sentence of Section 4.01 is deleted and

replaced with the following:

          "The Buying Companies and the Selling Companies or their representatives shall cooperate to close the books of the Amicon Companies and the accounting records pertaining to the Subject Business of each of the Selling Companies, as of the Valuation Time, all on going concern basis, and shall have or shall take a physical count of the Subject Business inventories in accordance with the following schedule:

               December 4 - 6 - Prochrom and Prochrom R&D, to be observed by Price Waterhouse and Coopers &
               Lybrand.

               December 20 - 21 - Amicon U.K., to be observed by
               Price Waterhouse and Coopers & Lybrand.

               December 1996 - Amicon Canada and Amicon Germany

               January 2 - 4 - Seller-U.S. Danvers,
               Massachusetts, to be observed by Price Waterhouse and Coopers & Lybrand; if there are subsequent discrepancies as to the quantities of inventories actually on hand at the Valuation Time, then the determination of Price Waterhouse shall prevail as to the actual quantities of inventories on hand at the Valuation Time.

          Unless otherwise specifically agreed, no physical count of any other Subject Business inventories shall be taken, it being agreed that Buyer and Grace shall rely on the perpetual and other inventory records of the relevant Selling Company to determine the inventory quantities at the Valuation Time."


          11.  Section 4.02(a) is deleted and replaced with the

following:

          "(a) Closing Current Assets" means the aggregate amount, as of the Valuation Time, of all (i) accounts receivable, net of allowances, (ii) inventories, net of reserves, and (iii) other current assets, that are included in the Total Subject Assets and the Amicon Companies Assets, plus, for purposes of this Article 4 only, as of the Valuation Time, amounts receivable of Amicon Ireland from Seller-U.S., computed in accordance with Section 4.03 in each case."

          12.  Section 4.02(b) is deleted and replaced with the

following:

          "Closing Current Liabilities" means the aggregate amount, as of the Valuation Time, of all (i) accounts payable and (ii) other current liabilities, that are included in the Total Subject Liabilities and the Amicon Companies Liabilities, plus, for purposes of this Article 4 only, as of the Valuation Time, amounts payable by Seller-U.S. to Amicon Ireland, computed in accordance with Section 4.03 in each case."


          13.  Sections 16.07(f) and 16.07(g) are deleted in

their entirety.

          14.  A new Section 16.09 is added to read as follows:

          "16.09 Japanese Key Money. Buyer Japan and Grace Japan acknowledge that, effective upon the Closing, Grace Japan is assigning to Buyer Japan all of its rights, and Buyer Japan is assuming all of Grace Japan's obligations, under the lease of real property (the "Lease") covering premises at 2nd Floor, Sanyu Building, 2-31-1 Yushima, Bunkyo, Tokyo. Upon the earlier to occur of (a) the date that the tenant under the Lease becomes entitled to the return of the lease deposit from the landlord, or (b) July 31, 1997, Buyer Japan shall pay Grace Japan an amount equal to (i) the lease deposit (key money) that would be payable by the landlord to the tenant if the Lease had been terminated by the tenant in accordance with the terms of the Lease effective June 30, 1997 (and without reduction or set-off caused by or arising out of any events or occurrences after the Closing Date), less (ii) 50% of any restoration or similar costs incurred by Millipore Japan to return the premises to the condition required by the Lease upon a termination thereof."


          15.  Sections 17.01 and 17.02 are each amended by

adding the following:

          "; provided, however, that Grace and Buyer shall share equally the costs and expenses of consultants retained in connection with the fulfillment of the conditions precedent in Sections 10.03 and 11.03."

          16.  By their signature to this Amendment, all of the

Selling Companies and all of the Buying Companies (other than

Amicon Ireland and Vermeer, who are entering into a separate purchase and sale agreement) not previously parties to the

Purchase Agreement shall become parties to the Purchase Agreement

(as amended by this Amendment Agreement), and shall have all of the rights and be subject to all of the liabilities and

obligations described herein and therein.

          17.  Except as specifically provided herein, the

Purchase Agreement shall remain unchanged and in full force and effect.



          IN WITNESS WHEREOF, this instrument has been executed

on the date first above written.




W. R. GRACE & CO.-CONN.       MILLIPORE CORPORATION



By:                           By:
   Bernd A. Schulte                Geoffrey Nunes
   Vice President                  Senior Vice President


AMICON, INC.                  MILLIPORE INVESTMENT HOLDINGS
                              LIMITED



By:                           By:
   Bernd A. Schulte                Geoffrey Nunes
   Executive Vice
President


                              MILLIPORE S.A.
GRACE S.A.


                              By:
By:                                Geoffrey Nunes
   Bernd A. Schulte                Attorney-in-Fact
   Attorney-in-Fact


                              MILLIPORE S.p.A.
GRACE ITALIANA S.p.A.


                              By:
By:                                Geoffrey Nunes
   Bernd A. Schulte
   Attorney-in-Fact


                              NIHON MILLIPORE LIMITED
GRACE JAPAN K.K.


                              By:
By:                                Geoffrey Nunes
   Bernd A. Schulte                Attorney-in-Fact
   Attorney-in-Fact

                              MILLIPORE B.V.
GRACE B.V.


                              By:
By:                                Geoffrey Nunes,
   Bernd A. Schulte                Attorney-in-Fact
   Attorney-in-Fact

                              MILLIPORE A.B.
GRACE AB


                              By:
By:                                Geoffrey Nunes
   Bernd A. Schulte                Attorney-in-Fact
   Attorney-in-Fact





                              MILLIPORE A.G.
GRACE A.G.


                              By:
By:                                Geoffrey Nunes
   Bernd A. Schulte                Attorney-in-Fact
   Attorney-in-Fact

                              MILLIPORE G.m.b.H.
GRACE INTERNATIONAL
HOLDINGS, INC.


                              By:
By:                                Geoffrey Nunes
   Bernd A. Schulte                Attorney-in-Fact
   Attorney-in-Fact

                              MILLIPORE (U.K.)LIMITED



                              By:
                                   Geoffrey Nunes
                                   Attorney-in-Fact


                              MILLIPORE (CANADA) LTD.



                              By:
                                   Geoffrey Nunes
                                   Attorney-in-Fact





                            AMICON
             WORLDWIDE PURCHASE AND SALE AGREEMENT

                         SCHEDULE 2.04

                     LOCAL PURCHASE PRICES


This schedule sets forth a preliminary allocation of the Total Purchase Price, assuming a Total Purchase Price of $120,342,000, which includes estimated adjustments for indebtedness for borrowed money and amounts payable by Amicon Germany to Amicon Ireland. These allocations shall be further adjusted for the actual amounts of such indebtedness and amounts payable and for the Closing Working Capital Amount. Surviving Intercompany Account balances shall be included in the working capital of the units of the Subject Business for purposes of determining such allocations.



      COUNTRY          (US$000)
      FRANCE           1,500
      PROCHROM         15,540
      IRELAND          6,970
      UNITED KINGDOM   4,272
      UNITED STATES    86,073
      CANADA           320
      GERMANY          1,000
      ITALY            550
      JAPAN            2,792
      NETHERLANDS      325
      SWEDEN           500
      SWITZERLAND      500

      AGGREGATE        120,342